                                                                   EXHIBIT 22.1

                                   SUBSIDIARIES OF
                               POLYVISION CORPORATION



Name of Subsidiary              State of Incorporation         Percentage Owned
- ------------------              ----------------------         ----------------

Greensteel, Inc.                Delaware                       100%

APV, Inc.                       Delaware                       100%

Posteriold Corporation          Delaware                       100%
